Exhibit 99.1

            LTX Announces Third Quarter Financial Results

    WESTWOOD, Mass.--(BUSINESS WIRE)--May 13, 2004--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal third quarter ended April 30, 2004. The results were at the high-end of the Company's guidance and showed significant improvement from the previous quarter.
    Sales for the quarter were $70,333,000, up 20% from prior quarter sales of $58,415,000. Net income for the quarter was $4,306,000, or $0.07 per share, compared to a net loss for the 2004 second fiscal quarter of $(1,435,000), or $(0.03) per share. Sales were $28,777,000 for the third quarter of fiscal year 2003 and net loss was $(17,976,000), or $(0.36) per share. Orders for the third quarter of fiscal 2004 were $77.3 million yielding a book-to-bill ratio of 1.1 to 1.
    Roger W. Blethen, chairman and chief executive officer, said, "LTX achieved its business objectives for the third quarter. Revenues and earnings were at the high end of the guidance range and product orders were up 27%. Strength during the quarter came from an expanding base of IDM and subcontract customers across a diverse range of SOC applications. LTX benefited from robust market conditions, a solid business strategy, and strong execution by the LTX team.
    Based on improving industry conditions, an expanding range of end-market applications, and high capacity utilization at our customers, we believe that LTX's Fusion platform and outsourced manufacturing model present a great opportunity to win customers and gain market share by investing in technology and emerging business opportunities."

    Fourth Quarter 2004 Outlook

    Revenue for the fourth quarter of fiscal year 2004 is expected to be in the range of $77 million to $80 million, with gross margin at approximately 43%. The earnings per share is projected to be in the range of $0.12 to $0.14, assuming 64.2 million fully diluted shares, and a 0% tax rate. This guidance does not include any provisions for special charges.
    The Company will conduct a conference call today, May 13, 2004, at 10:00 AM EDT to discuss third quarter results. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through May 27, 2004 via telephone by dialing 888.286.8010; passcode 45279742 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

    LTX and Fusion are registered trademarks of LTX Corporation.


                            LTX CORPORATION
                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                               April 30,    July 31,
                                                  2004        2003
                                             (Unaudited)   (Audited)
                                             ------------ -----------
ASSETS
Current assets:
  Cash and cash equivalents                      $78,514     $73,167
  Marketable Securities                          150,518      63,416
  Accounts receivable - trade                     35,365      12,033
  Accounts receivable - other                      9,391       5,192
  Inventories                                     74,078      66,852
  Prepaid expense                                  9,892      10,989
                                             ------------ -----------

    Total current assets                         357,758     231,649

Property and equipment, net                       72,031      73,443
Goodwill and other intangible assets              14,838      14,764
Other assets                                       4,525       5,040
                                             ------------ -----------

                                                $449,152    $324,896
                                             ------------ -----------
                                             ------------ -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                       $-     $19,459
  Current portion of long-term debt                  522       1,262
  Accounts payable                                34,061      13,380
  Deferred revenues and customer advances          2,743       4,738
  Deferred gain on leased equipment                7,625      10,350
  Other accrued expenses                          30,289      26,555
                                             ------------ -----------

    Total current liabilities                     75,240      75,744


Long-term debt, less current portion             150,000     150,064
Stockholders' equity                             223,912      99,088
                                             ------------ -----------

                                                $449,152    $324,896
                                             ------------ -----------
                                             ------------ -----------


                            LTX CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
            (In thousands, except earnings per share data)

                                   Three Months        Nine Months
                                      Ended               Ended
                                    April 30,           April 30,
                               ------------------ -------------------
                                  2004      2003      2004      2003
                               -------- --------- --------- ---------

Net sales                      $70,333   $28,777  $175,367   $85,795

Cost of sales                   41,105    23,481   108,955    70,547
                               -------- --------- --------- ---------

   Gross margin                 29,228     5,296    66,412    15,248

Engineering and product
 development expenses           17,143    15,393    50,209    50,413

Selling, general and
 administrative expenses         6,999     7,186    20,222    21,081

Reorganization costs                 -         -         -     5,593
                               -------- --------- --------- ---------

   Income (loss) from
    operations                   5,086   (17,283)   (4,019)  (61,839)

Interest income (expense), net    (780)     (693)   (2,916)   (1,698)
                               -------- --------- --------- ---------

Net Income (loss)               $4,306  $(17,976)  $(6,935) $(63,537)
                               ======== ========= ========= =========

Net income (loss) per share
   Basic                         $0.07    $(0.36)   $(0.13)   $(1.29)
   Diluted                       $0.07    $(0.36)   $(0.13)   $(1.29)

Weighted average shares
   Basic                        58,826    49,429    54,199    49,294
   Diluted                      61,622    49,429    54,199    49,294


    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             Mark_Gallenberger@ltx.com
             www.ltx.com